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                                                                      Exhibit 21

                          MARSHALL & ILSLEY CORPORATION

                                  SUBSIDIARIES

                              February 29, 1996



M&I Bank (Ashland)                         M&I First National Bank
M&I Bank (Superior)                        M&I Lake Country Bank
M&I Bank of Beloit                         M&I Madison Bank
M&I Bank of Burlington                     M&I Marshall & Ilsley Bank
M&I Bank of Delavan                        M&I Merchants Bank
M&I Bank of Eagle River                    M&I Mid-State Bank
M&I Bank of Janesville                     M&I Northern Bank
M&I Bank of LaCrosse                       M&I Thunderbird Bank
M&I Bank of Mayville                       M&I Asia Pacific Sdn. Bhd.
M&I Bank of Menomonee Falls                M&I Brokerage Services, Inc.
M&I Bank of Racine                         M&I Capital Markets Group, Inc.
M&I Bank of Shawano                        M&I Financial Corp.
M&I Bank Fox Valley                        M&I First National Leasing Corp.
M&I Bank Northeast                         M&I Insurance Company of Arizona, Inc.
M&I Bank South Central                     M&I Investment Management Corp.
M&I Bank Southwest                         M&I Marshall & Ilsley Trust Company of Arizona
M&I Bank S.S.B.                            M&I Mortgage Corp.
M&I Central Bank & Trust                   M&I Servicing Corp.
M&I Central State Bank                     M&I Support Services Corp.
M&I Citizens American Bank                 Community Life Insurance Company
M&I Community State Bank                   Marshall & Ilsley Trust Company
M&I First American Bank                    Marshall & Ilsley Trust Company of Florida
                                           Richter-Schroeder Company, Inc.




Each subsidiary was incorporated in Wisconsin, except M&I Marshall & Ilsley Trust Company of Arizona, M&I Insurance Company of Arizona, Inc., M&I Thunderbird Bank and Community Life Insurance Company, which were incorporated in Arizona; Marshall & Ilsley Trust Company of Florida, which was incorporated in Florida; M&I Servicing Corp., which was incorporated in Nevada; M&I First National Bank, which was organized under the laws of the United States; and M&I Asia Pacific Sdn. Bhd., which was organized under the laws of Malaysia.